As filed with the Securities and Exchange Commission on May 25, 2004
Registration No. 333-115772

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.  1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	5531	54-2049910
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

5673 Airport Road, Roanoke, Virginia 24012
(540) 362-4911
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ADVANCE AUTO PARTS, INC. 2004 LONG-TERM INCENTIVE PLAN
ADVANCE AUTO PARTS, INC. DEFERRED STOCK UNIT PLAN
FOR
NON-EMPLOYEE DIRECTORS AND SELECTED EXECUTIVES

(Full title of the plan)

Jeffrey T. Gray
Senior Vice President and
Chief Financial Officer
5673 Airport Road, Roanoke, Virginia 24012
(540) 362-4911
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric M. Margolin	Paul G. Lane, Esq.
Senior Vice President,	Bingham McCutchen LLP
General Counsel and Secretary	355 South Grand Avenue
Advance Auto Parts, Inc.	Suite 4400
5673 Airport Road	Los Angeles, California 90071
Roanoke, Virginia 24012	(213) 229-8490
(540) 362-4911

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.0001 per share(3)	5,746,847	$41.09	$184,905,000(4)	$23,427.00
Deferred Compensation Obligations(5)	$20,000,000	100%	$20,000,000	$2,534.00

(1)     If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this registration statement changes, the provisions of Rule 416 under the Securities Act of 1933 shall apply to this registration statement, and this registration statement will cover the additional securities resulting from such a transaction.
(2)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock, par value $0.0001 per share (“Common Stock”), of Advance Auto Parts, Inc. (the “Registrant”) reported on the New York Stock Exchange on May 20, 2004.
(3)     Includes 1,246,847 shares of Common Stock carried forward from a Registration Statement on Form S-8 of the Registrant (registration no. 333-74162), but excludes the amount of registration fees related thereto, which has been previously paid and hereby is being carried forward.
(4)     Previously reported amount of $41.09 was incorrectly stated on the Registration Statement on Form S-8 filed on May 21, 2004. Refer to Explanatory Note included herein for further discussion.
(5)     The deferred compensation obligations are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Registrant’s Deferred Stock Unit Plan for Non-Employee Directors and Selected Executives (the “Deferred Plan”).

EXPLANATORY NOTE

         On May 21, 2004, Advance Auto Parts, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (registration no. 333-115772)  (the “Prior Registration Statement”). The Registrant hereby files this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to correct a typographical error set forth in the Prior Registration Statement regarding the Proposed Maximum Aggregate Offering Price (the “Proposed Maximum Aggregate Offering Price”) for the registration of 5,746,847 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Registrant set forth in the Calculation Of Registration Fee table, which has been corrected to indicate that the Proposed Maximum Aggregate Offering Price is $184,905,000. Additionally, the opinion of Bingham McCutchen LLP filed as Exhibit 5.1 to the Prior Registration Statement is being re-filed herewith, in order to correct a typographical error to indicate that the prior Registration Statement covers 5,746,847 shares of Common Stock.

Item 8.     Exhibits.

5.1	Opinion of Bingham McCutchen LLP as to the legality of the common stock and deferred compensation obligations registered hereby
23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.  1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, Commonwealth of Virginia, on this 25th day of May, 2004.

ADVANCE AUTO PARTS, INC.

By:	/s/ Jeffrey T. Gray
Jeffrey T. Gray
Senior Vice President and
Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No.  1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

*	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 25, 2004
Lawrence P. Castellani

Signature	Title(s)	Date

/s/ Jeffrey T. Gray	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 25, 2004
Jeffrey T. Gray

*	Director	May 25, 2004
John C. Brouillard

*	Director	May 25, 2004
Gilbert T. Ray

*	Director	May 25, 2004
John M. Roth

*	Director	May 25, 2004
Carlos A. Saladrigas

*	Director	May 25, 2004
William L. Salter

*	Director	May 25, 2004
Francesca Spinelli, PhD

*	Director	May 25, 2004
Nicholas F. Taubman

*By: /s/ Jeffrey T. Gray
as attorney-in-fact

INDEX TO EXHIBITS

5.1	Opinion of Bingham McCutchen LLP as to the legality of the common stock and deferred compensation obligations registered hereby
23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)